UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2014

ARRIS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	46-1965727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-473-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 14, 2014 the Board of Directors of ARRIS Group, Inc. appointed Dr. Jeong Kim as a member of its Board of Directors. A press release announcing Dr. Kim’s appointment is attached hereto as Exhibit 99.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 14, 2014. The following matters were voted upon:

1.	An election of nine directors was held, and the shares so present were voted as follows for the election of each of the following:

	Votes For	Votes Withheld
Alex B. Best	104,252,918	793,821
Harry L. Bosco	104,010,939	1,033,801
James A. Chiddix	102,468,352	2,576,387
Andrew T. Heller	104,490,654	554,085
Matthew B. Kearney	102,057,843	2,986,896
Robert J. Stanzione	102,671,641	2,373,098
Doreen A. Toben	104,247,684	797,056
Debora J. Wilson	104,478,662	556,078
David A. Woodle	104,430,273	614,466

In addition to the votes reported above, there were 11,636,745 broker non-votes for this proposal.

2.	A proposal was made to approve, on an advisory basis, the compensation of the named executive officers, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain
Approval of the executive compensation	97,834,426	4,647,665	2,566,649

In addition to the votes reported above, there were 11,634,744 broker non-votes for this proposal.

3.	A proposal was made to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for ARRIS Group, Inc. for 2014, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain
Approval of the appointment of Ernst & Young LLP	113,829,964	2,362,021	489,349

Item 9.01. Exhibits.

The following exhibit is filed with this report:

99.1	Press release dated May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ David B. Potts
David B. Potts Executive Vice President and Chief Financial Officer

Date: May 16, 2014